UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
October 28, 2019

PRA Health Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  4130 ParkLake Avenue
Suite 400
Raleigh, NC 27612
(919) 786-8200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of exchange on which registered	Trading symbol
Common Stock $0.01 par value	Nasdaq Global Select Market	PRAH

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Credit Agreement
On October 28, 2019, PRA Health Sciences, Inc. (the "Company"), and Pharmaceutical Research Associates, Inc. (the “Borrower”), a wholly owned subsidiary of the Company, entered into a Credit Agreement (the “Credit Agreement”) among the Borrower, the Company, each lender from time to time party thereto and PNC Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swingline lender (the “Agent”).
Pursuant to the Credit Agreement, the Borrower refinanced the credit agreement, dated as of December 6, 2016, among the Company, the Borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swingline lender. The new facility is comprised of (i) a $1 billion term loan facility and (ii) a revolving credit facility in a maximum amount of up to $750 million, in each case with an ultimate maturity date of October 28, 2024.
Interest Rates. The interest rate applicable to the term loans and revolving loans under the Credit Agreement is a rate equal to LIBOR or the adjusted base rate (“ABR”), at the election of the Borrower, plus a margin based on the ratio of total indebtedness to EBITDA (the “Leverage Ratio”) and ranges from 1.0% to 2.0%, in the case of LIBOR loans, and 0% to 1.0%, in the case of ABR loans.
Mandatory Prepayments. The Credit Agreement requires the Borrower to pay, subject to certain exceptions, outstanding term loans with:

•	100% of the net cash proceeds of the incurrence or issuance of certain debt; and

•	100% of the net cash proceeds in excess of $5 million of certain non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

Voluntary Prepayments. The Borrower is permitted to voluntarily prepay any outstanding loans under the Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.
Amortization and Final Maturity. The Credit Agreement requires the Borrower to repay 2.5% of the original aggregate principal amount of the term loans per annum in equal quarterly amounts, with the remaining balance due at maturity.
Certain Other Provisions. The Credit Agreement contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of the Company, the Borrower and their subsidiaries to:

•	create any liens;

•	make investments and acquisitions;

•	incur or guarantee additional indebtedness;

•	enter into mergers or consolidations and other fundamental changes;

•	conduct sales and other dispositions of property or assets;

•	enter into sale-leaseback transactions or hedge agreements;

•	prepay subordinated debt;

•	pay dividends or make other payments in respect of capital stock;

•	change the line of business;

•	enter into transactions with affiliates;

•	enter into burdensome agreements with negative pledge clauses and clauses restriction; and

•	subsidiary distributions.

In addition, the Credit Agreement contains financial covenants that will require the Company to maintain a Leverage Ratio below a specified level (which may be temporarily increased following a material acquisition) and an interest coverage ratio above a specified level as of the last day of any four fiscal quarter period.
In addition to the foregoing negative covenants, the Credit Agreement also contains certain customary representations and warranties and affirmative covenants and customary events of default (including upon a change of control), which would permit the Agent, with the consent of the required lenders, to accelerate all amounts outstanding under the Credit Agreement following such events of default.
Guarantee
On October 28, 2019, the Company, the Borrower and certain subsidiaries of the Company (the “Subsidiary Guarantors” and, together with the Company and the Borrower, the “Guarantors”) entered into a Guarantee (the “Guarantee”) in favor of the Agent. The Subsidiary Guarantors include each material, wholly owned U.S. restricted subsidiary of the

Company with customary exceptions, including where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences. Pursuant to the Guarantee, the Guarantors unconditionally guarantee the obligations under the Credit Agreement.
Security Agreement
On October 28, 2019, in connection with the Credit Agreement, each Guarantor entered into a Security Agreement (the “Security Agreement”) with the Agent pursuant to which all obligations of the Borrower under the Credit Agreement, and the guarantees of such obligations pursuant to the Guarantee, are secured, subject to permitted liens and other exceptions, by substantially all of the assets of the Borrower and each Guarantor, including but not limited to: (i) a perfected pledge of all of the capital stock issued by the Borrower and each Guarantor and (ii) perfected security interests in substantially all other tangible and intangible assets of the Borrower and the Guarantors (subject to certain exceptions and exclusions).
The descriptions of the Credit Agreement, Security Agreement and Guarantee are qualified in their entirety by the terms of such agreements, which are incorporated herein by reference and attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.02 Results of Operations and Financial Conditions.

On October 30, 2019, the Company issued a press release announcing the results of the Company’s operations for the quarter ended September 30, 2019.  The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 to this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall either be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Document
99.1	Press Release dated October 30, 2019
10.1
Credit Agreement, dated as of October 28, 2019, by and among Pharmaceutical Research Associates, Inc., PRA Health Sciences, Inc., PNC Bank, National Association, as administrative agent and other agents and lenders party thereto.

10.2
Security Agreement, dated as of October 28, 2019, by and among Pharmaceutical Research Associates, Inc., PRA Health Sciences, Inc., each of the subsidiaries from time to time party thereto and PNC Bank, National Association.

10.3	Guarantee Agreement, dated as of October 28, 2019, by and among the guarantors from time to time party thereto in favor of PNC Bank, National Association, as collateral agent.
104	Cover Page formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: October 30, 2019	By:	/s/ Michael J. Bonello
	Name:	Michael J. Bonello
	Title:	Executive Vice President and Chief Financial Officer